AZZ incorporated Board Declares Quarterly Cash Dividend and Issues Revenue and Earnings Guidance for Fiscal Year 2015

Contact:	Dana Perry, Senior Vice President - Finance and CFO
AZZ incorporated 817-810-0095
Internet: www.azz.com

Lytham Partners 602-889-9700
Joe Dorame or Robert Blum
Internet: www.lythampartners.com

January 17, 2014 - FORT WORTH, TX - AZZ incorporated (NYSE: AZZ), a global provider of electrical products and services and a provider of galvanizing services, today announced the Board of Directors, at its regularly scheduled meeting, has declared a quarterly cash dividend of 14 cents per share payable on February 14, 2014 to shareholders of record on January 31, 2014.

The Company is issuing revenue and earnings guidance for fiscal year 2015. Fiscal Year 2015 refers to the 12 month period beginning March 1, 2014 and ending on February 28, 2015.

Tom E. Ferguson, president and chief executive officer of AZZ incorporated, stated, “Based upon the evaluation of information currently available to management, we are projecting our fiscal 2015 earnings to be within the range of $2.40 and $2.80 per diluted share, and revenues are estimated to be within the range of $850 to $900 million. We continue to build upon the success we have been able to achieve over the past decade, and continually strive to further enhance the performance of the Company. Revenues for the Electrical and Industrial Products and Services Segment are projected to increase as a result of organic growth and the full year impact of WSI operating results. Margins in the Electrical and Industrial Products and Services Segment should be in the range of 11 to 13 percent. The Galvanizing Services Segment revenues are projected to be up due primarily to market share improvement. Margins for the Galvanizing Services Segment should remain strong, and should be in the range of 26 to 28 percent. It is anticipated that 41 percent of our revenues will be derived from the Galvanizing Services Segment and 59 percent from the Electrical and Industrial Products and Services Segment. Further information is provided in our Form 8-K to be filed on January 17, 2014.”

Mr. Ferguson continued, “Our next, regularly scheduled quarterly conference call will be April 2014, where we will be reporting the operating results for our fourth quarter and 2014 fiscal year and a discussion of our fiscal year 2015 guidance. We are continuing our efforts to seek out growth and expansion opportunities for both electrical and galvanizing segments. The strength of our balance sheet and cash position fully supports this strategy. The Company is well positioned to capitalize on improving market conditions, in both segments.”

AZZ incorporated is a global provider of specialty electrical equipment and highly engineered services to the power generation, transmission, distributions, and industrial markets as well as a leading provider of hot dip galvanizing services to the North American steel fabrication market.

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,“ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ serves, foreign and domestic, customer request delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2013 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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